Exhibit 99.5

LETTER TO CLIENTS

Offer by

STEEL PARTNERS HOLDINGS L.P.

and

HANDY ACQUISITION CO.

to exchange each outstanding share of common stock of

HANDY & HARMAN LTD.

for

1.484 6.0% Series A preferred units of Steel Partners Holdings L.P.

(subject to the terms and conditions described in the prospectus/offer to exchange and the related letter of transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF [______], 2017, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

[______], 2017

To Our Clients:

Enclosed for your consideration are a prospectus/offer to exchange and related letter of transmittal in connection with the offer by Steel Partners Holdings L.P. (“SPLP”) and Handy Acquisition Co. (“Merger Sub”) to exchange, for each outstanding share of common stock of Handy & Harman Ltd. (“HNH”), par value $0.01 per share, not already owned by SPLP or any of its affiliated entities and which is validly tendered in the offer and not properly withdrawn, 1.484 6.0% Series A preferred units, no par value (the “SPLP preferred units”), of SPLP, together with cash in lieu of any fractional SPLP preferred units, without interest and less any applicable withholding taxes (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and the related letter of transmittal, together with any amendments or supplements thereto, the “offer”).

Also enclosed is HNH’s Solicitation/Recommendation Statement on Schedule 14D-9.

THE BOARD OF DIRECTORS OF HNH (UPON THE UNANIMOUS RECOMMENDATION OF A SPECIAL COMMITTEE OF THE BOARD CONSISTING SOLELY OF INDEPENDENT DIRECTORS) UNANIMOUSLY RECOMMEND THAT YOU TENDER ALL OF YOUR SHARES IN THE OFFER.

We (or our nominees) are the holder of record of shares of HNH common stock held by us for your account. A tender of such shares of HNH common stock can be made only by us as the holder of record and pursuant to your instructions. The enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to tender shares of HNH common stock held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the offer any or all of the shares of HNH common stock held by us for your account.

We urge you to read the enclosed prospectus/offer to exchange and letter of transmittal regarding the offer carefully before instructing us to tender your shares of HNH common stock.

If you wish to have us tender any or all of your shares of HNH common stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 or an appropriate IRS Form W-8, as applicable, to us. An envelope to return your instructions to us is enclosed. If you authorize the tender of your shares of HNH common stock, all such shares of HNH common stock owned by you will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 OR IRS FORM W-8, AS APPLICABLE, SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE OF THE OFFER.

Instructions with Respect to the Offer to Exchange

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange and the related letter of transmittal in connection with the offer by Steel Partners Holdings L.P. (“SPLP”) and Handy Acquisition Co. (“Merger Sub”) to exchange, for each outstanding share of common stock of Handy & Harman Ltd. (“HNH”), par value $0.01 per share, not already owned by SPLP or any of its affiliated entities and which is validly tendered in the offer and not properly withdrawn, 1.484 6.0% Series A preferred units, no par value (the “SPLP preferred units”), of SPLP, together with cash in lieu of any fractional SPLP preferred units, without interest and less any applicable withholding taxes (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and the related letter of transmittal, together with any amendments or supplements thereto, the “offer”).

Check the box if the undersigned wishes to tender ALL of the undersigned’s shares of HNH common stock:

☐	CHECK HERE TO TENDER ALL SHARES

Check the box if the undersigned wishes to tender SOME of the undersigned’s shares of HNH common stock:

☐	CHECK HERE TO TENDER THE FOLLOWING NUMBER OF SHARES: ________ SHARES*

* If left blank, or if the undersigned checked the box to tender all of the undersigned’s shares above, it will be assumed that all shares of HNH common stock held by us for the undersigned’s account are to be tendered. If the undersigned checked the box to tender all of the undersigned’s shares above, any number entered in this section will be disregarded.

The method of delivery of this document is at the risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

ACCOUNT NUMBER:

Dated:

(Signature(s))

Please Print Name(s)

Address(es):

(Zip Code)

Area code and telephone number(s)

Taxpayer Identification or Social Security No.(s)

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, SPLP, MERGER SUB OR HNH.